                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                         RELIANCE STEEL & ALUMINUM CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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

                         RELIANCE STEEL & ALUMINUM CO.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998
                            ------------------------

To the Shareholders of
Reliance Steel & Aluminum Co.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Reliance Steel & Aluminum Co. (the "Company") will be held on Wednesday, May 20, 1998, at 10:00 a.m., California time, at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, for the following purposes:

          1. To elect four directors to serve for two years and until their successors have been elected and qualified. The nominees for election to the Board are Joe D. Crider, David H. Hannah, Gregg J. Mollins and William
     I. Rumer.

          2. To approve an increase in the number of authorized shares of Common Stock to 100,000,000.

          3. To consider the Directors Stock Option Plan.

          4. To approve Ernst & Young LLP as the independent auditors of the Company.

          5. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

     Only holders of shares of record on the books of the Company at the close of business on April 17, 1998 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. Trading in the Company's Common Stock will continue during the solicitation period.

     A Proxy Statement and a proxy in card form are enclosed with this Notice. All shareholders are requested to attend the Annual Meeting. However, whether or not you plan to attend in person, you are requested to fill in, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope to which no postage need be affixed if it is mailed in the United States. The giving of such proxy will not affect your right to vote in person if you attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 20, 1998

                         RELIANCE STEEL & ALUMINUM CO.
                             2550 EAST 25TH STREET
                         LOS ANGELES, CALIFORNIA 90058
                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Reliance Steel & Aluminum Co. ("Reliance" or the "Company") for use at the Annual Meeting of its shareholders to be held at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, on Wednesday, May 20, 1998 at 10:00 a.m., California time, or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

                          INFORMATION CONCERNING PROXY

     The persons named as proxies were selected by the Board of Directors. The shares of Common Stock represented by the proxies will be voted at the Annual Meeting. The cost of solicitation of proxies will be borne by Reliance. The Board of Directors will solicit proxies by mail. In addition to solicitation by mail, certain officers and agents of the Company may solicit proxies by telephone, telegraph and personal interview (the cost of which will be nominal). It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to beneficial owners and to obtain authorizations for the execution of proxies. They will be reimbursed by Reliance for their out-of-pocket expenses incurred in connection therewith.

     The only matters of business which Reliance's management intends to present at the Annual Meeting are the election of four directors to serve for the ensuing two years and until their successors are duly elected and qualified, approval of an Amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 100,000,000, approval of the Directors Stock Option Plan, and the approval of the Board's selection of Ernst & Young LLP as the Company's independent auditors for 1998. If no contrary instructions are indicated on the proxy, each proxy will be voted FOR the election of the four nominees named herein as directors, FOR the increase in the number of authorized shares, FOR the approval of the Directors Stock Option Plan, and FOR the approval of Ernst & Young LLP. If other matters properly come before the meeting, each proxy will be voted by the persons named therein in a manner which they consider to be in the best interests of the Company.

     Shareholders who execute proxies may revoke them at any time before they are voted (i) by filing with the Secretary of Reliance either an instrument revoking the proxy or a proxy bearing a later date, duly executed by the shareholder, or (ii) by giving written notice to Reliance of the death or incapacity of the shareholder who executed the proxy. In addition, the powers of a proxy holder are suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person.

     An Annual Report with audited financial statements for the fiscal year ended December 31, 1997 accompanied by a letter to the shareholders from the Chairman of the Board and Chief Executive Officer, the President, and the Executive Vice President and Chief Operating Officer is included herewith. Such report and letter are not incorporated in, and are not a part of, this Proxy Statement and do not constitute proxy-soliciting material. Reliance intends to mail this Proxy Statement and accompanying material on or about April 20, 1998.

                INFORMATION CONCERNING THE COMPANY'S SECURITIES

     Shares of common stock, no par value (hereinafter sometimes called "shares" or "Common Stock"), are the only voting securities of Reliance. As of February 28, 1998 a total of 18,842,708 shares were issued and outstanding, all of which may be voted at the Annual Meeting. Only holders of shares of record on the books of the Company at the close of business on April 17, 1998 will be entitled to vote at the Annual Meeting.

     In the election of directors, shareholders are entitled to cumulate their votes for candidates whose names have been placed in nomination prior to the voting, if a shareholder has given notice at the Annual Meeting prior to the voting of his or her intention to cumulate votes. Cumulative voting entitles every shareholder who is otherwise entitled to vote at an election of directors to cumulate its votes, that is, to give any one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute those cumulated votes on the same principle among as many candidates as a shareholder thinks fit. If any one shareholder gives notice of the intention to cumulate votes, all shareholders may cumulate their votes for candidates. On all matters other than election of directors, each share has one vote.

     The affirmative vote of at least a plurality of the aggregate number of votes represented by the shares present at the Annual Meeting in person or by proxy is required to elect directors. That means that the four individuals receiving the largest number of votes cast will be elected as directors, whether or not they receive a majority of the votes cast. The affirmative vote of a majority of the votes cast is required to approve the increased number of authorized shares, to approve the Directors Stock Option Plan, and to approve the independent auditors.

                        SECURITIES OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the certain information as of February 28, 1998, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known to the Company who owns beneficially or of record more than five percent (5%) of the Common Stock of the Company, (ii) each director and each executive officer named in the Summary Compensation Table and (iii) for all directors and executive officers as a group.

                                                        AMOUNT AND NATURE    PERCENTAGE OF
                   NAME AND ADDRESS                       OF BENEFICIAL       OUTSTANDING
                OF BENEFICIAL OWNER(1)                    OWNERSHIP(2)       SHARES OWNED
                ----------------------                  -----------------    -------------
William T. Gimbel.....................................      2,440,540(3)         12.95%
  740 Chaucer
  San Marino, CA 91108
Florence Neilan.......................................      2,798,727            14.85%
  2888 Bayshore Dr., A-12
  Newport Beach, CA 92663
Joe D. Crider.........................................         54,076(4)             *
David H. Hannah.......................................         61,610(5)             *
Douglas M. Hayes......................................          1,500                *
  2545 Roscomare Rd
  Los Angeles, CA 90077
Robert Henigson.......................................        254,750             1.35%
  P.O. Box 345
  Deer Harbor, WA 98243
Karl H. Loring........................................         19,723(6)             *
  4460 Wilshire Boulevard, #602
  Los Angeles, CA 90010
Gregg J. Mollins......................................         55,151(7)             *
William I. Rumer......................................        551,974(8)          2.93%
  515 Ocean Avenue, #602 So.
  Santa Monica, CA 90402
Leslie A. Waite.......................................         37,104                *
  1640 Lombardy Road
  Pasadena, CA 91106
Karla R. McDowell.....................................         10,229(9)             *
Steven S. Weis........................................         10,725(10)            *
All directors and executive officers as a group (11
  persons)............................................      1,056,842(11)         5.59%

---------------

  *  Less than 1%.

 (1) Unless otherwise indicated, the address of each beneficial owner is 2550 East 25th Street, Los Angeles, California 90058.

 (2) The Company has been advised that the named shareholders have the sole power to vote and to dispose of the shares set forth after their names, except as noted.

 (3) Includes 15,000 shares held in Mr. Gimbel's I.R.A. Excludes 191,112 shares owned by Mr. Gimbel's wife and 112,146 shares held by Mr. Gimbel's adult children as to all of which he disclaims beneficial ownership. Also excludes 20,670 shares with respect to which Mr. Gimbel has a vested right and shared voting power pursuant to the Company's ESOP (as defined in "Executive Compensation -- Employee Stock Ownership Plan").

 (4) Includes 11,250 shares issuable upon the exercise of options held by Mr. Crider, with an exercise price of $12.17 per share. Excludes 28,880 shares with respect to which Mr. Crider has a vested right and shared voting power pursuant to the Company's ESOP.

 (5) Includes 11,250 shares issuable upon the exercise of options held by Mr. Hannah, with an exercise price of $12.17 per share. All of the shares are owned jointly with Mr. Hannah's wife. Excludes 7,709 shares with respect to which Mr. Hannah has a vested right and shared voting power pursuant to the Company's ESOP.

 (6) These shares are held by Mr. Loring as Trustee of The Loring Family Trust.

 (7) Includes 11,250 shares issuable upon the exercise of options held by Mr. Mollins, with an exercise price of $12.17 per share. Excludes 2,612 shares with respect to which Mr. Mollins has a vested right and shared voting power pursuant to the Company's ESOP.

 (8) These shares are held by Mr. Rumer as Trustee of the Rumer Family Trust. Excludes 763,843 shares held by Mr. Rumer's adult children as to which he disclaims beneficial ownership.

 (9) Includes 5,625 shares issuable upon the exercise of options held by Ms. McDowell, with an exercise price of $12.17 per share. Excludes 357 shares with respect to which Ms. McDowell has a vested right and shared voting power pursuant to the Company's ESOP.

(10) Includes 7,500 shares issuable upon the exercise of options held by Mr. Weis, with an exercise price of $12.17 per share.

(11) See notes 4, 5, 7, 8, 9 and 10.

                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall be divided into two classes, as nearly equal in number as possible, and that one class shall be elected each year and serve for a two-year term. The terms of only four of the incumbent directors expire as of the date of the Annual Meeting. The nominees of the Board of Directors for election at the Annual Meeting as directors of the Company are Joe D. Crider, David H. Hannah, Gregg J. Mollins and William I. Rumer. The term of office for each director elected at the Annual Meeting will be two years, until the second following Annual Meeting of Shareholders and until their successors are duly elected and qualified.

     In the absence of any direction to the contrary, the proxies will be voted FOR the above-named nominees. In voting the proxies for election of directors, the persons named as proxies have the right to cumulate the votes for directors covered by the proxies (unless otherwise instructed) and may do so if such action is deemed desirable.

     The nominees for the office of director expiring in 1998 were elected to their present term of office by vote of the shareholders of the Company at the Annual Meeting of Shareholders held in May 1996, except for Mr. Mollins, who was appointed to the Board of Directors during 1997. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in the event that, at the date of the Annual Meeting or any adjournment thereof, any nominee declines or is unable to serve, the proxies will be voted for such other person for director as the Board of Directors may select or, if no other person is so selected, as the persons named in the proxies may, in their discretion, select.

     CERTAIN INFORMATION WITH RESPECT TO EACH NOMINEE IS SET FORTH IN "MANAGEMENT" BELOW. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE AS A DIRECTOR OF THE COMPANY.

                AMENDMENT OF RESTATED ARTICLES OF INCORPORATION

     The Restated Articles of Incorporation of the Company authorize the Company to issue up to 20,000,000 shares of common stock and up to 5,000,000 shares of preferred stock. As of February 28, 1998, there were a total of 18,842,708 shares of common stock issued and outstanding and an additional 1,052,750 shares reserved for issuance under the Company's 1994 Incentive and Non-Qualified Stock Option Plan. With so few authorized shares remaining available to be issued by the Company, the Company does not have much flexibility to grant shares to existing or potential employees or to use stock for the purpose of acquiring another company. Nor would the Company be able to declare a stock split or dividend for the benefit of its shareholders.

     Accordingly, the Board of Directors believes that it is in the best interest of the Company and its shareholders to amend the Restated Articles of Incorporation to increase the number of authorized shares from 20,000,000 to 100,000,000 shares of Common Stock. The Board of Directors has approved the following resolution and Certificate of Amendment to the Restated Articles of Incorporation which is attached hereto as Appendix "A".

          WHEREAS, the Board of Directors and the Shareholders of Reliance Steel & Aluminum Co. (the "Company") believe it is in the best interest of the Company and its Shareholders that the Company be authorized to issue up to 100,000,000 shares of Common Stock.

          NOW, THEREFORE, BE IT RESOLVED that Article III of the Restated Articles of Incorporation of the Company be and hereby is amended and restated to read as follows:

             "This corporation is authorized to issue two classes of shares, designated "Common Stock" and "Preferred Stock", respectively. The number of authorized shares of Common Stock is 100,000,000, and the number of authorized shares of Preferred Stock is 5,000,000. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of each series of Preferred Stock and to determine the designation of each series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

          RESOLVED, FURTHER, that the President and Secretary of this Company are hereby authorized and directed to file the Certificate of Amendment to Restated Articles of Incorporation of the Company set forth in Appendix "A" hereto.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION AS SET FORTH IN THE ABOVE RESOLUTION AND CERTIFICATE OF AMENDMENT.

                          DIRECTORS STOCK OPTION PLAN

     Shareholders of many corporations believe that directors and officers should have a meaningful investment in the companies that they manage and believe that directors would then be more likely to represent the viewpoint of other shareholders. The New York Stock Exchange, on which the Company's stock is listed, has encouraged the broadening of share ownership through stock option and employee stock purchase plans and has endorsed director and officer share ownership. The Company currently has in place its Incentive and Non-Qualified Stock Option Plan which benefits officers and key employees of the Company, but has no similar plan for non-employee directors. The Board of Directors has adopted a Directors Stock Option Plan for the benefit of non-employee directors in the form attached hereto as Appendix "B". Subject to approval by the shareholders, this Directors Stock Option Plan will grant all current non-employee directors options to acquire 5,000 shares of the Company's Common Stock at an exercise price equal to the closing price of the Company's Common Stock on the date that the Directors Stock Option Plan was approved by the Board of Directors and provides for similar grants of stock options to newly appointed or elected directors of the Company with an exercise price equal to the closing price of the Company's Common Stock on the date of the election or appointment, as such closing prices are reported on the New York Stock Exchange Composite Tape. Each director is entitled to options to acquire an additional 5,000 shares of the Company's Common Stock on the fifth anniversary of the date of the prior grant of options to such director if that director continues to serve as a director of the Company during such five-year period.

     The options would all be non-qualified stock options. None of the stock options would be exercisable until one year after the date of the grant. In each of the following four years, 25% of the options would become exercisable on a cumulative basis. The options would expire five years from the date of the grant. The directors would be required to exercise their stock options, if at all, during a period of time when they were not in possession of any material non-public information. The Company intends to register the options and the shares issuable upon exercise of the options. The Directors Stock Option Plan expires December 31, 2008.

     The Board of Directors has reserved 200,000 shares of the Company's Common Stock for issuance under the Directors Stock Option Plan, subject to shareholder approval of both the plan and the increase in the number of authorized shares of the Company's Common Stock. No stock options will vest until the Directors Stock Option Plan has been approved by the shareholders of the Company. The vote of a majority of the shareholders present and voting (or voting by proxy) at the annual meeting is required for such approval.

     The Board of Directors has approved the following resolutions and recommends that the shareholders approve the resolutions and the Directors Stock Option Plan set forth in Appendix "B":

          WHEREAS, the Board of Directors and the Shareholders believe it to be in the best interest of the Company to adopt a Directors Stock Option Plan, granting to non-employee directors of the Company non-qualified options to purchase the Company's Common Stock, which the Board of Directors and Shareholders believe to be of significant benefit or value to the earnings and growth of the Company;

          WHEREAS, the Board of Directors and Shareholders have reviewed the form of Directors Stock Option Plan (the "Plan") attached hereto as Appendix "B";

          NOW, THEREFORE, IT IS HEREBY RESOLVED, that the Plan attached as Appendix "B" is hereby approved, ratified, confirmed and adopted by and on behalf of the Company;

          RESOLVED, FURTHER, that 200,000 shares of the Company's Common Stock are hereby reserved for issuance under the Plan, and, upon exercise of any options granted under the Plan, such shares shall be validly issued, fully paid, and nonassessable;

          RESOLVED, FURTHER, that the officers of the Company are authorized and directed to prepare or have prepared, execute on behalf of the Company and file or have filed a Registration Statement covering the shares to be issued in accordance with the Plan, or appropriate forms or notices required to comply with exemptions from applicable registration or qualification requirements, under any federal or state securities laws, as counsel to the Company may advise to be appropriate or desirable;

          RESOLVED, FURTHER, that the officers and directors of the Company are hereby authorized and directed, on behalf of the Company, to execute and file any instruments and do any other acts required of them to fulfill, carry out and perform the above resolutions, or the Plan approved hereby, and to allow the issuance of shares of Common Stock in accordance therewith;

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE DIRECTORS STOCK OPTION PLAN.

                 FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN

     A non-employee director who receives a non-qualified stock option does not recognize taxable income on the date of grant of the option, but generally recognizes ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock received on the date of exercise over the exercise price. However, if the non-employee director is subject to restrictions on resale with respect to the Common Stock under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Participant generally recognizes ordinary income on the date the six-month restriction lapses in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the exercise price. A Participant may elect, within 30 days of the date of exercise with respect to which the recognition of income is delayed due to the Section 16(b) restrictions, to recognize ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price.

     The basis and holding period of the non-employee director in the shares of Common Stock received upon exercise of the option depend on the method of payment of the exercise price. If the non-employee director pays the exercise price solely in cash, the basis of such shares is equal to the fair market value of the Common Stock on the date the non-employee director recognizes ordinary income. Upon a subsequent disposition of those shares, the non-employee director recognizes capital gain or loss based on the difference between the sales price and the non-employee director's basis in the shares. Gain or loss is short-term or long-term depending on how long the shares have been held by the non-employee director. The holding period commences as of the date the non-employee director recognizes ordinary income.

     If the non-employee director pays the exercise price, in full or in part, with shares of previously-acquired Common Stock, no gain or loss generally is recognized with respect to the disposition of the previously-acquired shares. The shares received upon exercise of the option are divided into two components for basis and holding period purposes. First, shares of Common Stock received by the non-employee director equal in number to the previously-acquired shares have the same basis and holding period as such previously-acquired shares. Second, the remaining shares have a basis equal to the fair market value of those shares as of the date the non-employee director recognizes ordinary income. The holding period for the second component of shares commences as of the date the non-employee director recognizes ordinary income.

     The Company generally is entitled to a deduction (for its taxable year which includes the non-employee director's taxable year of income recognition) in an amount equal to the amount of ordinary income recognized by the non-employee director with respect to the option.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the directors and executive officers of the Company:

           NAME              AGE              POSITION WITH THE COMPANY
           ----              ---              -------------------------
Joe D. Crider(1)...........  68    Chairman of the Board; Chief Executive Officer;
                                   Director
David H. Hannah(1).........  46    President; Director
Karla R. McDowell..........  32    Vice President; Controller
Gregg J. Mollins(1)........  43    Executive Vice President; Chief Operating
                                   Officer; Director
William K. Sales, Jr.......  40    Vice President, Non-Ferrous Operations
Steven S. Weis.............  55    Senior Vice President; Chief Financial Officer
Douglas M. Hayes(2)........  53    Director
Robert Henigson(2)(3)(4)...  72    Director
Karl H. Loring(2)(3)(4)....  74    Director
William I. Rumer(1)(4).....  71    Director
Leslie A. Waite(2)(3)(4)...  52    Director

---------------
(1) Term of office as a director expiring in 1998.

(2) Term of office as a director expiring in 1999.

(3) Member of the Audit Committee.

(4) Member of the Compensation and Stock Option Committee.

  Nominees for Directors to be Elected in 1998 With Terms Ending in 2000

     JOE D. CRIDER became the Chairman of the Board of the Company in February 1997 and has been the Chief Executive Officer of the Company since May 1994. Mr. Crider was President of the Company until November 1995. Before becoming the Chief Executive Officer, Mr. Crider had been President and Chief Operating Officer and a director since 1987. Prior to being named as the President and Chief Operating Officer, Mr. Crider had been Executive Vice President and Chief Operating Officer since 1975. Mr. Crider is also a director of American Steel, L.L.C.

     DAVID H. HANNAH became the President of the Company in November 1995. Prior thereto, he was Executive Vice President and Chief Financial Officer from 1992 to 1995, Vice President and Chief Financial Officer from 1990 to 1992 and Vice President and Division Manager of the Los Angeles Reliance Steel Company division of the Company from July 1, 1989 to June 30, 1990. From January 1, 1987 to July 1, 1989, Mr. Hannah was Vice President and Chief Financial Officer of the Company and, from 1981 to 1987, was Chief Financial Officer. Mr. Hannah became a director of the Company in 1992. Mr. Hannah also serves as a director of American Steel, L.L.C. For eight years before joining the Company in 1981, Mr. Hannah, a certified public accountant, was employed by Ernst & Whinney in various professional staff positions.

     GREGG J. MOLLINS was appointed a director of the Company in September 1997 and became Executive Vice President and Chief Operating Officer in November 1995. Mr. Mollins was Vice President and Chief Operating Officer from 1994 to 1995 and Vice President from 1992 to 1994. Prior to that time he had been with the Company for six years as Division Manager of the Santa Clara division. For ten years before joining the Company in 1986, Mr. Mollins was employed by certain of the Company's competitors in various sales and sales management positions.

     WILLIAM I. RUMER has been a director of the Company since 1957. Mr. Rumer retired from Allied Aerospace where he was an aerospace engineer from 1961 to 1985. Mr. Rumer is a member of the Compensation and Stock Option Committee.

  Directors Whose Terms Continue Until 1999

     DOUGLAS M. HAYES became a director of the Company in September 1997. Mr. Hayes retired from Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), where he was Managing Director of Investment Banking from 1986 to May 1997, after which he established his own investment banking firm, Hayes Capital Corporation, located in Los Angeles, California. DLJ was an underwriter in the 1997 public equity offering of the Company and was also the underwriter in the Company's initial public offering in 1994. Mr. Hayes is also a director of Alliance Imaging, Inc., a public company, the securities of which are traded over the counter, where he serves on the Audit Committee and the Compensation Committee.

     ROBERT HENIGSON has been a director of the Company since 1964. Mr. Henigson is a retired attorney, having been a partner of Lawler, Felix & Hall (the predecessor to Arter & Hadden LLP, the Company's counsel) prior to his retirement in 1986. Mr. Henigson is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Henigson is also a director of Scope Industries, a public company listed on the American Stock Exchange.

     KARL H. LORING has been a director of the Company since 1984. Mr. Loring is retired, but continues to provide tax consulting services from time to time. From 1983 to January 1992, Mr. Loring was an officer of Knapp Communications Corporation, a publishing company. For more than five years prior to his retirement in 1983, he was a tax partner for Ernst & Whinney. Mr. Loring is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Loring serves as Chairman of the Audit Committee.

     LESLIE A. WAITE has been a director of the Company since 1977. Mr. Waite is an investment advisor and has been a principal of Waite & Associates since its formation in 1978. Mr. Waite is a member of the Audit Committee and the Compensation and Stock Option Committee. Mr. Waite serves as Chairman of the Compensation and Stock Option Committee.

  Executive Officers

     In addition to Messrs. Crider, Hannah and Mollins, the following are executive officers of the Company.

     KARLA R. MCDOWELL became Vice President and Controller of the Company in 1995. Ms. McDowell was Corporate Controller of the Company from 1992 to 1995. For four years prior to joining the Company, Ms. McDowell, a certified public accountant, was employed by Ernst & Young in various professional staff positions.

     WILLIAM K. SALES, JR. joined the Company as Vice President, Non-Ferrous Operations in September 1997. From 1981 to 1997, Mr. Sales served in various sales and management positions with Kaiser Aluminum & Chemical Corp., a supplier of the Company.

     STEVEN S. WEIS became Senior Vice President and Chief Financial Officer of the Company in May 1997. He joined the Company initially as Chief Financial Officer in November 1995. Prior to joining the Company, Mr. Weis served as Vice President and Chief Financial Officer of Rubbercraft Corporation, a manufacturer of custom molded rubber parts, in Gardena, California from May 1995 to October 1995. Prior to that, Mr. Weis was Executive Vice President and Chief Financial Officer of Community Psychiatric Centers, a chain of psychiatric and long-term critical care hospitals, headquartered in Laguna Hills, California from December 1991 to December 1994. From July 1989 to November 1991, Mr. Weis was the President of the CFO Group, a financial consulting practice in Northridge, California. Mr. Weis, a certified public accountant, was employed by Ernst & Whinney as an audit partner and regional director prior to that time.

BOARD OF DIRECTORS

     Members of the Board of Directors of the Company who are not employees are paid $4,500 per quarter, plus $1,000 for each Board or committee meeting attended. In addition, the Chairmen of the Audit Committee and the Compensation and Stock Option Committee are paid an additional $500 per quarter. All directors are reimbursed for expenses incurred in connection with Board or committee meetings. If the Directors Stock Option Plan is approved by the shareholders, non-employee directors will be entitled to receive options to acquire the Company's Common Stock in accordance with that plan. (See Directors Stock Option Plan discussion on page 5.) During 1997, the Board of Directors met twelve times. No person attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of committee meetings held by the committees on which he served.

     The Board of Directors has authorized two standing committees: the Audit Committee and the Compensation and Stock Option Committee, but has no standing Nominating Committee at the present time. Nominations for the Board of Directors are made and considered by the Board of Directors acting as a whole.

     The Audit Committee confers formally with the Company's independent auditors, as well as with members of the Company's management and those employees performing internal accounting functions, to inquire as to the manner in which the respective responsibilities of these groups and individuals are being discharged. Reports of the Audit Committee's findings are made to the Board of Directors. The Audit Committee makes recommendations to the Board of Directors with respect to the scope of the audit conducted by the independent auditors of the Company and the related fees, the accounting principles being applied by the Company in financial reporting, and the adequacy of internal controls and financial accounting procedures. In 1997, the Audit Committee met three times.

     The Compensation and Stock Option Committee annually reviews the compensation of officers of the Company and recommends to the Board of Directors changes in that compensation, as well as administering the Company's stock option plans and its Supplemental Executive Retirement Plan. The Committee has the authority to designate officers, directors or key employees eligible to participate in the plans, to prescribe the terms of any award of stock options, to interpret the plans, and to make all other determinations for administering the plans. In 1997, the Compensation and Stock Option Committee met two times.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

THE COMMITTEE

     The four-member Compensation and Stock Option Committee of the Board of Directors (the "Compensation and Stock Option Committee" or the "Committee"), which is composed entirely of independent, non-employee directors, makes recommendations to the Board of Directors regarding compensation of the Company's officers. The following report submitted by the Compensation and Stock Option Committee addresses the Company's compensation policies for 1997 applicable to the Company's executive officers, including the executive officers named in the Summary Compensation Table and the Stock Option Plan and Supplemental Executive Retirement Plan (the "SERP").

PRINCIPLES AND PROGRAMS

     The Company's executive compensation program is a pay for performance program. It is designed to:

     - motivate executives to enhance shareholder value with compensation plans that are tied to Company performance; and

     - target executive compensation at a level to ensure the Company's ability to attract and retain superior executives.

CASH SALARIES AND INCENTIVE COMPENSATION PROGRAMS

     To meet the above objectives, the program has both cash and equity elements which consist of base salary, an annual cash (and stock) incentive bonus and stock options. In determining executive compensation, the Compensation and Stock Option Committee evaluates both the total compensation package and its individual elements. As part of its review, the Committee considers compensation data publicly available with respect to the Company's key competitors. When competitive data is used, the Committee gives primary consideration to the companies in its peer group.

     Generally, the base compensation is set in the mid-range for comparable companies, and the cash and stock incentive bonus is used to compensate employees for their performance. It is expected that total compensation will vary annually based on Company and individual performance and individual contributions to the Company and its performance. The Compensation and Stock Option Committee and the management of the Company believe that compensation should be based both on short-term and long-term measurements and be directly tied to Company performance. The Compensation and Stock Option Committee applied the same standards to Mr. Crider as Chief Executive Officer of the Company as to other officers, except that, commencing with payments made in 1996, the Committee determined to reduce the portion of Mr. Crider's total compensation that is allocated to base salary, in exchange for additional vacation time.

     Under the Company's Key-Man Incentive Plan, the cash portion of the annual bonus is designed to provide a short-term (one-year) incentive to officers based on an evaluation of their individual contribution to Company financial performance for the year. Officers and division managers are eligible for incentive payments. Incentive awards are made after the prior fiscal year's results are known. Generally, the aggregate of all awards made as an annual bonus may not exceed that amount which is equal to 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. No awards are made unless the Company's net income for that year exceeds the average rate of return on a one-year Treasury bill (considered as a risk-free rate of return) multiplied by the Company's net worth. Upon recommendation of the Compensation and Stock Option Committee, the Board approves all officer incentive payments. Officers of the subsidiaries are not currently eligible to participate in the Key-Man Incentive Plan, but are eligible to participate in other plans that this Committee does not administer.

     The formula used to distribute the Incentive Pool among the key personnel is reviewed annually to reflect better the individuals' respective contributions to the operational profitability of the Company. The Company's officers are awarded points based on their individual performance, as determined appropriate by the Committee. Participating Division Managers are ranked according to four criteria (size of the division, measured in sales dollars; profitability of the division, in dollars; pretax return on sales percentage; and pretax return on division assets percentage) and awarded points based on their rankings. The Incentive Pool is then allocated to all participants based on their respective number of points.

     The maximum incentive bonus for division managers and officers who are also division managers is 40% of base compensation. The maximum incentive bonus for the Company's officers ranges from 40% to 100% of base compensation. This incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, which is restricted for two years and is considered a long-term incentive. For 1997, the officers with Corporate responsibilities of the Company had the option of having this incentive compensation bonus payable 100% in cash.

     With respect to stock options that may be granted, the Compensation and Stock Option Committee has its scope and authority defined for it by the Stock Option Plan which it administers. The Committee has complete authority to interpret the Plan and make all decisions with respect to how it functions. The Committee recommends to whom and in what number, and with what terms and conditions, options should be granted but the Board must authorize the issuance of the options.

     The Committee recommended to the Board in 1997 that an aggregate of 82,500 options be issued to key employees, none of which were issued to named executive officers, which recommendations were approved and options granted by the Board in January 1997 and September 1997.

     Typically, the Committee receives recommendations from the executive officers of the Company as to who should receive options and in what amounts and then the Committee meets to review and discuss those recommendations. In making its recommendations to the Board, the Committee considers the position of the intended optionee, his or her importance to the Company's activities, the number of options already granted to that individual and the option price or prices at which those earlier granted options are exercisable, the total number of options to be recommended for granting and the relative number of such recommended option grants among the various individuals then under consideration for option grants.

     The Committee generally does not consider the number of options granted by other unrelated companies to their respective employees, nor has it ever sought such information.

       Robert Henigson  Karl H. Loring  William I. Rumer  Leslie A. Waite

                             EXECUTIVE COMPENSATION

     The following table summarizes certain information concerning the compensation paid by the Company during fiscal years 1995, 1996 and 1997 to its chief executive officer and each of the other four most highly compensated executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities to the Company during fiscal 1997:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                   -----------------------
                                                                                SECURITIES
                                      ANNUAL COMPENSATION          RESTRICTED   UNDERLYING
       NAME AND                 --------------------------------     STOCK       OPTIONS/       ALL OTHER
  PRINCIPAL POSITION     YEAR    SALARY    BONUS(1)     OTHER        AWARDS      SARS(#)     COMPENSATION(4)
  ------------------     ----   --------   --------   ----------   ----------   ----------   ---------------
Joe D. Crider,           1997   $262,500   $267,969                                              $6,755
  Chairman of the Board  1996    250,000    255,383   $235,935(2)                 22,500          8,350
  and Chief Executive    1995    315,000    276,638                                               6,975
  Officer

David H. Hannah,         1997   $288,750   $294,766   $343,508(3)                                $7,029
  President              1996    275,000    280,904                               22,500          6,651
                         1995    215,000    165,904                                               6,650

Gregg J. Mollins,        1997   $210,000   $214,375   $343,508(3)                                $6,208
  Executive Vice         1996    200,000    154,341                               22,500          6,658
  President and Chief    1995    160,000    127,363                                               5,843
  Operating Officer

Steven S. Weis,          1997   $175,000   $134,896                                              $1,910
  Senior Vice President  1996    160,000    123,508                               15,000          2,631
  and Chief Financial    1995     23,431     15,438
  Officer

Karla R. McDowell,       1997   $ 89,250   $ 68,797   $ 65,945(3)                                $4,413
  Vice President and     1996     85,000     44,271                               11,250          3,254
  Controller             1995     68,000     35,417                                               2,333

---------------
(1) The amounts shown were paid under the Company's Key-Man Incentive Plan and also include Christmas gifts. Under the Company's Key-Man Incentive Plan, 25% of the bonus was paid in Common Stock of the Company in 1996 and 1995. For 1997, 100% of the bonus paid to the noted individuals under the Key-Man Incentive Plan was paid in cash.

(2) The 1996 amount represents the difference between the exercise price and fair market value at date of exercise of non-qualified stock options for Reliance Common Stock which was issued upon exercise.

(3) The 1997 amount represents the difference between the exercise price and fair market value at date of exercise of non-qualified stock options. See "Aggregated Options/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values".

(4) Amounts represent allocations to the accounts of each of the named executive officers of contributions made to the Company's ESOP and, in 1997 and 1996, the amount which represents the Company's matching contribution to its 401(k) savings plan.

     During the fiscal year ended December 31, 1996, non-qualified stock options for 93,750 shares of the Company's Common Stock were granted to the executive officers named in the previous table. No stock options were granted by the Company to the executive officers named in the previous table during the fiscal years ended December 31, 1997 or 1995.

     The following table sets forth information for the executive officers named above with regard to the aggregate stock options exercised during the year ended December 31, 1997, and the stock options held as of December 31, 1997.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                   OPTIONS/SARS AT              OPTIONS/SARS
                           SHARES ACQUIRED       VALUE                FY-END(#)                AT FY-END($)(1)
          NAME             ON EXERCISE(#)    REALIZED($)(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----             ---------------   --------------   -------------------------   -------------------------
Joe D. Crider............         -0-                -0-            11,250/11,250             $197,775/$197,775
David H. Hannah..........      15,750           $343,508            11,250/11,250             $197,775/$197,775
Gregg J. Mollins.........      15,750           $343,508            11,250/11,250             $197,775/$197,775
Steven S. Weis...........         -0-                -0-             7,500/ 7,500             $131,850/$131,850
Karla R. McDowell........       3,150           $ 65,945             5,625/ 5,625             $ 98,888/$ 98,888

---------------

(1) The value of the shares as of December 31, 1997 was based on the closing price on the New York Stock Exchange for that date or at the date of exercise.

STOCK OPTION PLAN

     In 1989, the Company adopted a Non-Qualified Stock Option Plan (the "1989 Plan"), which allowed the Company to grant options to officers, directors and key employees to purchase up to 630,000 shares of the Company's Common Stock at a price at least equal to the fair market value of the stock at the date of the grant. No options were exercisable until one year after the date of the grant; in each of the following four years, 25% of the options became exercisable on a cumulative basis. The options expired five years from the date of the grant. The 1989 Plan expired, by its terms, on December 31, 1993.

     In 1997, 81,775 options were exercised at a price of $7.19 per share, with 34,650 of those options exercised by named executive officers of the Company. In 1996, options to acquire 56,110 shares of Common Stock were exercised at a price of $7.19 per share, with 15,750 of those shares exercised by named executive officers of the Company. In 1995, options to acquire 17,250 shares of Common Stock were exercised at prices ranging from $6.03 to $7.19 per share. At December 31, 1997, all options outstanding under the 1989 Plan had been exercised or expired under the terms of the plan. There are no shares available for future grants under the 1989 Plan.

     In 1994, the Board of Directors of the Company adopted an Incentive and Non-Qualified Stock Option Plan (the "1994 Plan"), which was approved by the shareholders in May 1994. There were 1,125,000 shares of Common Stock reserved for issuance under the 1994 Plan. The 1994 Plan provides for granting of stock options that may be either "Incentive Stock Options" within the meaning of
Section 422A of the Internal Revenue Code of 1986 (the "Code") or "Non-Qualified Stock Options" which do not satisfy the provisions of Section 422A of the Code. Incentive Stock Options are required to be issued at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, except that the exercise price of options granted to any employee who owns (or, under pertinent Code provisions, is deemed to own) more than 10% of the outstanding Common Stock must equal at least 110% of fair market value on the date of grant. Non-Qualified Stock Options must be issued at an option exercise price equal to at least fair market value on the date of grant. Exercise of a stock option will be subject to terms and conditions established by the Committee and set forth in the instrument evidencing the stock option. Stock options may be exercised with either cash or shares of the Company's Common Stock or other form of payment authorized by the Committee. Stock options may not be granted more than ten years from the date of the 1994 Plan and expire five years from the date of the grant. No options were granted in 1995. In January 1996, options to purchase 332,250 shares of the Company's Common Stock at $12.17 per share were granted to employees of the Company, 93,750 of which were granted to named executive officers of the Company. During 1997, options to purchase 28,500 shares of the Company's Common Stock were issued in January at $12.67 per share and options to purchase 54,000 shares of the Company's Common Stock were issued in September at $29.25 per share. None of these options were issued to named executive officers of the Company. No options under the 1994 Plan were exercisable during 1996. In 1997, options to acquire 16,375 shares of the Company's Common Stock were exercised at a price of $12.17 per share, none of which were exercised by named executive officers.

PENSION PLAN

     As of January 1, 1965, the Company adopted a noncontributory defined benefit retirement plan to cover salaried and certain hourly employees of the Company. Benefits were determined by the "traditional unit credit" method which considers the participant's eligible compensation in each year of employment, rather than by final compensation and years of service. On July 5, 1996, benefits under the pension plan were frozen. In February 1997, the Board approved the termination of the pension plan. Thus, all participants under the plan who were not receiving an annuity at that time were offered a lump sum distribution, an annuity, or a tax free roll-over into the Company's 401(k) Plan or an I.R.A., during 1997.

     The lump sum distribution for each of the executive officers named above was as follows:

                                                    LUMP SUM
                     NAME                        DISTRIBUTION(2)
                     ----                        ---------------
Joe D. Crider..................................     $435,017
David H. Hannah................................     $ 59,577
Gregg J. Mollins...............................     $ 26,964
Steven S. Weis.................................     $     --(1)
Karla R. McDowell..............................     $  2,796

---------------
(1) Mr. Weis was not eligible for the above pension plan due to his length of service at the time the pension plan was frozen.

(2) These amounts were included under the Company sponsored retirement plans for calculation of net benefits payable under the Company's Supplemental Executive Retirement Plan.

401(K) SAVINGS PLAN

     In July 1996, the Company adopted a 401(k) Savings Plan. Non-union employees were eligible to participate in this plan after six months of service; however, at the date of adoption, all active non-union employees were eligible for immediate participation. Under this plan, employees could contribute amounts, not to exceed the maximum amounts established by the Internal Revenue Service, and the Company would then contribute an amount to the plan on behalf of the participant, based on a maximum percentage of the employee's compensation, which was 6% in 1997 and 1996. The specified matching percentage, which was 50% in 1997 and 1996, and the maximum amount of the employee's compensation subject to the Company's match were determined at the discretion of the Company's Board of Directors on an annual basis. The Company contribution vested at a rate of 25% per year, commencing one year after the employee entered the plan except existing employees as of July 1996, who vested based on prior service. The Company contributions to this plan for the years ended December 31, 1997 and 1996 were $742,000 and $342,000, respectively. The Company's subsidiaries maintained 401(k) retirement plans or profit sharing plans, which covered substantially all of the respective subsidiary's employees who met minimum service requirements. Contributions to these plans were funded annually and were determined at the discretion of each subsidiary's Board of Directors.

     As of April 1, 1998, the Company combined substantially all of the existing 401(k) and profit sharing plans of the Company and its subsidiaries into one master 401(k) and profit sharing plan. This master plan will continue to allow each subsidiary's annual matching percentage and maximum compensation limit to be determined independently at the discretion of the respective Board of Directors. Participation will continue in accordance with each subsidiary's previous plan. Eligible employees may participate after three months of service, and the Company contribution vests at 25% per year, commencing one year after the employee enters the plan.

     The Company also participates in various multi-employer pension plans covering certain employees not covered under the Company's benefit plans pursuant to agreements between the Company and collective bargaining units who are members of such plans.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Also in 1996, the Company adopted a Supplemental Executive Retirement Plan ("SERP"), which provides post-retirement benefits to key officers of the Company. Under the SERP, benefit payments equal 50% of the average of the participant's highest five years of the last ten years of total cash compensation, less benefits from other Company sponsored retirement plans, including the Pension Plan, 401(k) Plan and ESOP Plan. The Company contributions were $644,000 and $575,000 for this plan for the years ended December 31, 1997 and 1996, respectively, based on calculations made by the Company's actuaries.

     The estimated present value of annual benefits payable by the SERP, net of amounts received under other Company sponsored retirement plans, at the normal retirement age of 65 for each of the executive officers named above is as follows:

                                         ESTIMATED ANNUAL BENEFITS
                 NAME                     PAYABLE UPON RETIREMENT
                 ----                    -------------------------
Joe D. Crider..........................          $ 59,892
David H. Hannah........................          $172,656
Gregg J. Mollins.......................          $113,340
Steven S. Weis.........................          $122,052
Karla R. McDowell......................          $ 17,100

INCENTIVE PLAN

     The Company has maintained a Key-Man Incentive Plan for division managers and officers since 1965, with subsequent amendments. The Incentive Plan was most recently modified in January 1998, to reflect the current conditions of the Company and the industry, and to allocate the incentive bonus pool in accordance with the contributions of the eligible personnel. The initial incentive bonus pool is calculated to equal 20% of the amount by which the Company's net income for that year exceeds the rate of return on a one-year Treasury bill multiplied by the Company's net worth at the beginning of the year. That pool is then adjusted by additional calculations, including the accrual of the calculated incentives. The Company's officers and division managers are eligible to participate in the pool and are ranked according to certain criteria, and awarded points based on their rankings. The incentive compensation bonus is payable 75% in cash and 25% in the Company's Common Stock, except that, for 1997, the Company's officers with Corporate responsibilities had the option of having this bonus paid 100% in cash. Officers of the subsidiaries are not currently eligible to participate under the Key-Man Incentive Plan. See "Compensation and Stock Option Committee Report".

     The Company also maintains a bonus plan for division managers that allows them to participate in pre-tax income from their respective divisions if that income exceeds an amount equal to a 15% return on division assets. This bonus plan has been in effect for many years. In 1997, 17 out of 20 division managers received bonuses under this plan. In addition, most divisions have informal incentive compensation arrangements for other employees, which are proposed by division managers and approved from time to time by executive officers of the Company. The Company's subsidiaries have separate incentive bonus plans structured in the same manner to provide bonuses to certain of the officers and managers of these subsidiaries, based upon the earnings of the respective subsidiary.

EMPLOYEE STOCK OWNERSHIP PLAN

     In 1974, the Company adopted an Employee Stock Ownership Plan ("ESOP") that was approved by the Internal Revenue Service as a qualified plan and that allows eligible employees to acquire stock in the Company. Bank of America is the trustee of the ESOP. All non-union employees, including officers, are eligible to participate in the ESOP as of January 1 after one and one-half years of service with the Company. An employee who is eligible to participate is fully vested in the shares of the Company's Common Stock allocated to his/her ESOP account. Allocation is based on the participant's compensation each year, including bonuses, as compared to the total compensation of all participants, subject to the maximum amounts established by the Internal Revenue Service. Each year, the Company contributes to the ESOP an amount determined by the Board of Directors, but no less than that amount necessary to cover the obligations of the ESOP, including any trustee's fees. The Company's cash contributions were $800,000 in 1997 and $600,000 in both 1996 and 1995. The cash contributions are then used to purchase shares of the Company's Common Stock on the open market. The shares are retained by the ESOP until a participant retires or otherwise terminates his/her employment with the Company. Employees of the subsidiaries are not eligible to participate under the Company's ESOP.

                               PERFORMANCE GRAPHS

     The following graph compares the performance of the Company's Common Stock with that of the S&P 500, the Russell 2000 and a peer group selected by the Company for the period from September 16, 1994, the effective date of the initial public offering of the Company's Common Stock at an offering price of $9.67 per share as adjusted for the 3:2 stock split in June 1997, through December 31, 1997. The comparison of total return assumes that a fixed investment of $100 was invested on September 16, 1994 in the Company's Common Stock and assumes the reinvestment of dividends. Since there is no nationally-recognized industry index consisting of metals service center companies to be used as a peer group index, the Company constructed its own peer group. The peer group consists of Steel Technologies Inc., Olympic Steel Inc., and Gibraltar Steel Corporation, all of which have securities listed for trading on NASDAQ; A. M. Castle & Co., which has securities listed for trading on the American Stock Exchange; and Huntco, Inc. and Ryerson Tull, Inc. which have securities listed for trading on the New York Stock Exchange, as of December 31, 1997. The returns of each member of the peer group are weighted according to that member's stock market capitalization as of the period measured. Although the performance of the Company's Common Stock has been better than the performance of the securities of those companies in the peer group, the stock price performance shown on the graph below is not necessarily indicative of future price performance.

                COMPARISON OF 39 MONTH CUMULATIVE TOTAL RETURN*
 AMONG RELIANCE STEEL & ALUMINUM CO., THE S&P 500 INDEX, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

           Reliance Steel
           & Aluminum Co.      Peer Group      S&P 500       Russell 2000
           --------------      ----------      -------       ------------
9/94            100               100             100             100
12/94            87                87(1)           98(2)           98
12/95           144                94             131             118
12/96           246               131             166             146
12/97           316               118(3)          220             179

---------------
 * $100 invested on September 16, 1994 in stock or index -- including reinvestment of dividends. Fiscal year ending December 31.

(1) The 12/94 calculation as shown in the 1995 Proxy Statement inadvertently did not include information about some of the companies in the peer group. This calculation (previously 84) is now correct.

(2) Standard & Poors changed the S&P 500 index on July 1, 1996. This caused the 12/94 index amount to change from 97 to 98.

(3) The Peer Group was adjusted to include Ryerson Tull, Inc. in 1997.

                              CERTAIN TRANSACTIONS

     In addition to a provision authorizing the indemnification of directors, the Company's Restated Articles of Incorporation include a provision which limits or eliminates the personal liability of directors for monetary damages to the Company or its shareholders for the breach of fiduciary duty as a director in accordance with California corporate law. This provision does not limit or eliminate the liability of a director for the following: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (iii) for any transaction from which a director derived an improper personal benefit; (iv) for acts or omissions that show a reckless disregard of the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) for transactions between the corporation and a director, or between corporations having interrelated directors; and (vii) for improper distributions and stock dividends, loans and guaranties. The provisions of the Indemnification Agreements described below will be available to directors in the event of claims made against a director for certain types of liability which are not eliminated in the Restated Articles of Incorporation.

     The Company's Bylaws require the Company to indemnify officers, directors, employees and agents to the fullest extent permissible by California Corporations Code Section 317 against expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by that person as a result of being made or threatened to be made a party to a proceeding. The Company has entered into indemnification agreements (such contracts are hereinafter referred to as the "Indemnification Agreements") with all of its present directors and all of its officers, to indemnify these persons against certain liabilities. The form of these Indemnification Agreements was approved by the Board of Directors and shareholders of the Company in March 1988, and the shareholders also authorized the Board of Directors to enter into Indemnification Agreements with all existing and future directors at the time they are so elected and to determine, from time to time, whether similar Indemnification Agreements should be entered into with other individual officers who are not directors. The Indemnification Agreements provide for indemnification in cases where indemnification might not otherwise be available in the absence of the Indemnification Agreements under the Company's Restated Articles of Incorporation.

     Each Indemnification Agreement provides that the Company will indemnify the indemnitee and hold him harmless, to the fullest extent permitted by law, from all amounts which he pays or is obligated to pay as a result of claims against him arising out of his service to the Company, including derivative claims by or in the right of the Company. The Company has agreed to indemnify against the amounts of all damages, judgments, sums paid in settlement (if approved by the Company, which approval will not be unreasonably withheld), counsel fees, costs of proceedings or appeals, and fines and penalties (other than fines and penalties for which indemnification is not permitted by applicable law) within the scope of the indemnification.

     In addition, the Company has purchased directors and officers liability insurance for the benefit of its directors and officers.

                         COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the officers and directors of the Company and any person who directly or indirectly is the beneficial owner of more than 10% of the Company's Common Stock must file reports of beneficial ownership and any changes in such ownership. The three forms used for reports are: the Form 3, which is an initial statement of beneficial ownership of such securities; the Form 4, which reports changes in beneficial ownership, generally occurring in the previous month; and the Form 5, which is an annual statement to report changes that have not previously been reported. Each of these forms must be filed at specified times.

     Based solely on the Company's review of such forms and written representations made by certain of such reporting persons, the Company believes that during the year ended December 31, 1997, all such persons have complied with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP has acted as the Company's independent auditors for more than forty years. The Board of Directors has selected Ernst & Young LLP to serve in that capacity again for 1998. A representative of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. At the Annual Meeting, the shareholders will be asked to ratify and approve this selection. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     While management has no reason to believe that any other business will be presented at the Annual Meeting, if any other matters should properly come before the Annual Meeting, the proxies will be voted as to such matters in accordance with the best judgment of the proxy holders.

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals intended to be presented at the 1999 Annual Meeting and included in the Company's proxy materials relating to such meeting must be received not later than December 20, 1998. Such proposals must be addressed to the Secretary of the Company.

     The Company will furnish without charge to any shareholder, upon written request directed to the Secretary of the Company at its address appearing at the top of the first page of this Proxy Statement, a copy of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

                                          By Order of the Board of Directors,

                                          Yvette M. Schiotis
                                          Secretary

Los Angeles, California
April 20, 1998

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                         RELIANCE STEEL & ALUMINUM CO.

     David H. Hannah and Yvette M. Schiotis hereby certify that:

          1. They are the President and Secretary, respectively, of Reliance Steel & Aluminum Co., a California corporation (the "Corporation").

          2. Article III of the Restated Articles of Incorporation of the Corporation is hereby amended to read as follows:

                                  ARTICLE III

             The corporation is authorized to issue two classes of shares, designated respectively "Common Stock" and "Preferred Stock". The number of authorized shares of Common Stock is 100,000,000, and the number of authorized shares of Preferred Stock is 5,000,000. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of each series of Preferred Stock and to determine the designation of each series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          3. The foregoing Amendment has been duly approved by the Board of Directors of the Corporation at a meeting held January 21, 1998, pursuant to Section 902 of the California Corporations Code.

          4. The foregoing Amendment has been approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the California Corporations Code; the total number of outstanding shares of the single class of shares entitled to vote is 18,842,708; and the number of shares voting in favor of the foregoing amendment and this Certificate exceeded the vote required, such required vote being a majority of the outstanding common shares.

     The undersigned further each declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct to his or her own knowledge.

     Executed at Los Angeles, California, on May   , 1998.

                                          --------------------------------------
                                          David H. Hannah
                                          President

                                          --------------------------------------
                                          Yvette M. Schiotis
                                          Secretary

                                   APPENDIX B

                         RELIANCE STEEL & ALUMINUM CO.
                          DIRECTORS STOCK OPTION PLAN

     1. PURPOSE. The purpose of this Reliance Steel & Aluminum Co. Directors Stock Option Plan (the "Plan") is (a) to advance the interests of Reliance Steel & Aluminum Co. (the "Company") and its shareholders by offering to non-employee directors of the Company the opportunity to acquire or increase their equity interests in the Company, thereby achieving a greater commonality of interest between shareholders and directors, and (b) to enhance the Company's ability to retain and attract highly qualified non-employee directors by providing an additional incentive to such non-employee directors to continue to serve as members of the Company's Board of Directors.

     2. DEFINITIONS. For purposes of the Plan:

          "BOARD" means the Board of Directors of the Company.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COMPANY" means Reliance Steel & Aluminum Co., a California corporation.

          "DIRECTOR" means any person who is a member of the Board.

          "EFFECTIVE DATE" means the date that the Plan has been approved by both the Board and the shareholders of the Company.

          "NON-EMPLOYEE DIRECTOR" means any Director who is not an employee of the Company or any of its subsidiaries or affiliates and is deemed to be a "non-employee director" of the Company under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

          "OPTION" means an option granted under the Plan to purchase shares of Stock. An "Option" shall be a non-statutory or non-qualified option under the Code.

          "OPTIONEE" means the Participant to whom that particular Option is granted.

          "PARTICIPANT" means a person to whom an Option is granted under this Plan.

          "PLAN" means this Reliance Steel & Aluminum Co. Directors Stock Option Plan.

          "STOCK" means the Common Stock of the Company. Unless the context expressly indicates otherwise, "shares" means shares of Stock.

     3. SHARES SUBJECT TO PLAN. Subject to adjustments as provided in Sections 7 and 8 hereof, the aggregate number of shares of Stock as to which Options may be granted under the Plan shall not exceed 200,000 shares. If an Option granted hereunder shall expire, terminate or be canceled for any reason without having been fully exercised then the shares covered by the unexercised portion of such Option shall be available for purposes of the Plan.

     4. ELIGIBILITY. All Non-Employee Directors shall be eligible to become a Participant and shall be granted Options in accordance with the Plan.

     5. GRANT OF OPTIONS. Upon the Effective Date of the Plan, each Non-Employee Director shall be entitled to and shall be granted an Option to acquire 5,000 shares of Stock. If any new Director is appointed or elected to the Board at any time after the Effective Date, and that new Director is a Non-Employee Director, such Non-Employee Director shall be entitled to and shall be granted as of the date of election or appointment an Option to acquire 5,000 shares of Stock. Each Non-Employee Director who continues to be a Non-Employee Director of the Company for a period of five years after a grant of an Option, shall be entitled to and shall be granted as of the fifth anniversary after the grant of the most recent prior Option an Option to acquire 5,000 shares of Stock; provided that such Non-Employee Director has been a Non-Employee Director of the Company for the five years immediately preceding the date of grant. This provision shall be self-executing and shall not require any action of the Board to effectuate the grants.

     6. TERMS OF THE OPTIONS. The Options shall be evidenced by written Stock Option Agreements signed by the Participant and, on behalf of the Company, by an officer. Each Option shall be subject to the following terms and conditions:

          a. PRICE. The price per share at which each Option granted under the Plan may be exercised (the "Option Price") shall be one hundred percent (100%) of the fair market value of a share at the time that the Option is granted.

          For purposes of the Plan, the fair market value of a share on a given date shall be: (a) if the Stock is traded on one or more securities exchanges, the closing sale price of a share on such date on the principal exchange on which the shares are traded or, if no shares were traded on such date, then the next preceding trading day (not more than ten) on which trading occurred; or (b) if the Stock is not traded on a securities exchange but is quoted on Nasdaq or a successor interdealer quotation system, the mean between the high and low sale price (if a National Market System security) or the mean between the representative bid and asked prices (in all other cases) on such date as reported by Nasdaq or such successor quotation system or, if no shares were traded or quoted on such date, then the next preceding day (not more than ten) on which trading or such quotations occurred; or (c) if the Stock is otherwise traded in the over-the-counter market, the mean between the high and low bid quotations on such date; or, if there are no bid quotations on such date, then the next preceding trading day (not more than ten) on which such quotations occurred; or (d) if the Stock is not publicly traded on a securities exchange or traded or quoted in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the fair market value shall be determined in good faith by the Board, but not including the Non-Employee Director affected thereby, based on the price that the Board reasonably believes the Company could obtain in an arm's length transaction and with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations (concerning the valuation of stocks and bonds for purposes of Code Section
     2031).

          b. OPTION PERIOD. An Option granted under the Plan shall terminate, and the right of the Optionee (or the Optionee's estate, personal representative, or beneficiary) to purchase shares upon exercise of the Option shall expire on the date which is five years from the date of grant (the "Termination Date").

          c. EXERCISE OF OPTIONS. No Option may be exercised, in whole or in part, for a period of one year after the date of the granting of such Option. An Option shall be exercisable during the second year from its date of grant, to the extent of all or any part of one-fourth of the optioned shares; during the third year from its date it shall be exercisable to the extent of all or any part of one-half of the optioned shares, less the number of shares as may have been acquired under the Option during the second year; during the fourth year from its date it shall be exercisable to the extent of all or any part of three-fourths of the optioned shares, less the number of shares as may have been acquired under the Option during the second and third years; and during the remainder of the term of the Option it shall be exercisable, in whole or in part, for the full number of optioned shares, less the number as may have been acquired under the Option during the second, third and fourth years. If the Optionee ceases to be a Non-Employee Director of the Company for any reason before all or any part of the Option becomes exercisable, the Option shall terminate and remain unexercisable as to any part that has not previously become exercisable.

          d. MANNER AND CONDITIONS OF EXERCISE. To exercise an Option or any portion thereof, the Participant or other person then entitled to exercise such Option or portion thereof shall deliver to the Secretary of the Company a notice in writing signed by the Participant or such other person stating that such Option or portion is exercised, specifying the number of shares to be acquired upon exercise and complying with all applicable rules established by the Committee, together with the following:

             (i) Full payment (in cash or bank cashiers' check) for the shares with respect to which such Option or portion is being exercised; or

             (ii) Shares of Stock owned by the Participant, duly endorsed for transfer to the Company, with a fair market value (as determinable under Section 6a of the Plan) on the date of exercise equal to the aggregate purchase price of the shares with respect to which such Option or portion is being exercised; or

             (iii) Any combination of the consideration provided in the foregoing subsections (i) and (ii).

          No such exercise shall be effective unless and until a proper notice and payment have been delivered as provided above. No fractional shares shall be issued under the Plan.

          In the event that an Option or portion thereof shall be exercised pursuant to this Section of the Plan by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option or portion thereof shall be delivered to the Company.

          The Board may require, as a condition to the exercise of an Option, such representations and covenants as it, in its absolute discretion, deems necessary to effect compliance with the Securities Act of 1933, as amended, any state securities laws or rules and regulations thereunder.

          The Participant, as a condition to exercising an Option, shall also make any arrangements determined by the Board to be necessary or appropriate to satisfy any federal and state withholding tax obligation resulting from the exercise of an Option or from the termination or partial termination of any restriction applicable to any share acquired on exercise of an Option, including the retention of shares by the Company or the delivery of shares to the Company equal in amount to all or a portion of the withholding tax obligation pursuant to such arrangements as may be established by the Board. Any shares retained by or delivered to the Company under this Section shall be valued at the date of exercise in the same manner as provided hereunder.

          To ensure that such exercise and any resales are made in compliance with the Securities Act of 1933, as amended, and the Articles of Incorporation and Bylaws of the Company, as amended or restated, the Company may imprint an appropriate legend on certificates representing shares acquired on the exercise of an Option and issue appropriate stop-transfer orders to its transfer agents. Any stock certificate evidencing shares of Stock issued pursuant to the exercise of an Option shall bear such other legends as the Board, in the exercise of its absolute discretion, shall require.

          e. NONTRANSFERABILITY. During the lifetime of a Participant, his or her Option shall be exercisable only by the Participant, and no Option shall be transferable other than by Will or the laws of descent and distribution. No interest of any Participant under the Plan or in any Option shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

     7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the Stock by reason of any stock dividend, recapitalization, split-up, combination or exchange of shares, or by reason of any similar change affecting the Stock (but not the issuance of additional shares, securities convertible into shares or options or rights to acquire shares of Stock or the Company's repurchase of shares), the number and class of shares which thereafter may be acquired on exercise of Options under this Plan and the number and class of shares subject to outstanding Options and the exercise price of each such share shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants. Any such adjustment shall be final and binding on each Participant.

     8. MERGER, CONSOLIDATION, ETC. In its absolute discretion, and on such terms and conditions as it deems appropriate, the Board may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company's assets or the liquidation or dissolution of the Company; and, if the Board so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide, either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, liquidation or dissolution, that, for some period of time prior to such event, such Option shall become exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or any installment provisions of such Option.

     9. NO RIGHTS AS A SHAREHOLDER. No Participant shall have any rights or privileges as a shareholder with respect to any shares subject to Options prior to the date of issuance to him or her of a certificate for such shares upon exercise of an Option.

     10. NO RIGHT TO CONTINUE AS DIRECTOR. Neither the Plan nor any Option granted under the Plan shall confer upon any Participant or any other person any right to continue to be a Director of the Company.

     11. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options under the Plan and the obligation of the Company to sell and deliver shares upon exercise of Options shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificate for shares of Stock either (a) prior to (i) the listing of such shares on any stock exchange on which the Stock may then be listed or inclusion on any interdealer quotation system on which the Stock may be quoted, and (ii) the completion of any registration or qualification of such shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable, or (b) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel.

     12. APPROVAL BY SHAREHOLDERS. The Plan will be submitted for the approval by holders of a majority of the shares of stock voting thereon within twelve months after the Board's adoption of the Plan. No Options shall be exercisable prior to the time when the Plan is approved by shareholders and, if such approval is not obtained by the end of the twelve-month period, all Options previously granted shall thereupon be canceled.

     13. AMENDMENT AND DISCONTINUANCE. The Board may from time to time amend, suspend or discontinue the Plan; provided that, without approval of the holders of a majority of the shares of stock voting thereon, no action of the Board shall (a) increase the number of shares reserved for Options pursuant to Section 3 of this Plan, (b) permit the grant of any Option at a price less than that determined in accordance with Section 6 of this Plan, or (c) permit the grant of Options which expire beyond the periods provided for in Section 6 of the Plan. Without the written consent of a Participant, no such amendment, suspension or discontinuance of the Plan shall alter or impair any Option previously granted to such Participant pursuant to this Plan.

     14. TERM. Unless terminated earlier pursuant to the Plan, the Plan shall expire on, and no further Options shall be granted pursuant to the Plan on or after December 31, 2008.

[LOGO]
                         RELIANCE STEEL & ALUMINUM CO.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
         THE COMPANY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 20, 1998

The undersigned hereby constitutes and appoints Joe D. Crider and David H. Hannah, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of RELIANCE STEEL & ALUMINUM CO. to be held at 10:00 a.m. on Wednesday, May 20, 1998 at the Ritz Carlton Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and at any adjournments thereof, on all matters coming before said meeting.

1. Election of Directors, Nominees:
   Joe D. Crider, David H. Hannah,
   Gregg J. Mollins, William I. Rumer              (change of address/comments)

2. Approval to increase the number of authorized   -----------------------------
   shares of Common Stock to 100,000,000.          -----------------------------
                                                   -----------------------------
3. Approval of the Directors Stock Option Plan.    -----------------------------

4. Approval of Ernst & Young LLP as
   independent auditors.

5. In their discretion on such other matters as may properly come before the meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMEND VOTING FOR ALL NOMINEES IN ITEM 1 AND FOR ITEMS 2, 3, 4 AND 5. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                 -------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                 -------------

                              FOLD AND DETACH HERE

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1, AND FOR ITEMS 2, 3, 4 AND 5.

                FOR     WITHHELD
1.              [ ]       [ ]
For, except vote withheld from the
following nominee(s):




                                        FOR    AGAINST    ABSTAIN
2. Approval of increase in              [ ]      [ ]        [ ]
   authorized number of shares.

3. Approval of Directors                [ ]      [ ]        [ ]
   Stock Option Plan.

4. Approval of Ernst & Young LLP        [ ]      [ ]        [ ]
   as independent auditors.

5. In their discretion on such          [ ]      [ ]        [ ]
   other matters as may properly
   come before the meeting.

   Change of Address                    [ ]
   on Reverse Side.


SIGNATURE(S)__________________________________________ DATE__________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE